Exhibit (h) (14)
FIRST AMENDMENT TO THE COMPLIANCE SERVICES AGREEMENT
          This first amendment made as of May 1, 2008 to the Compliance Services Agreement dated as of October 1, 2004 (the “Agreement”), by and among the STI Classic Funds, the STI Classic Variable Trust , each a Massachusetts business trust (each a “Trust”) and BISYS Fund Services Ohio, Inc., an Ohio corporation (“BISYS”).
WITNESSETH:
WHEREAS, each Trust and BISYS desire to amend the Agreement to reflect the current names of the parties.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:
1.	STI Classic Funds is hereby called the RidgeWorth Funds.

2.	STI Classic Variable Trust is hereby called the RidgeWorth Variable Trust.

3.	BISYS is hereby called Citi Fund Services Ohio, Inc. All references in the Agreement to “BISYS” shall mean “Citi.”

4.	Except as specifically amended hereby, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

RIDGEWORTH FUNDS

By:

Name: Julia R. Short
Title: President

RIDGEWORTH VARIABLE TRUST

By:
Name: Julia R. Short
Title: President

CITI FUND SERVICES OHIO, INC.

By:
Name: Fred Naddaff
Title: President